SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant                                      ☐

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Mercury General Corporation

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

4484 Wilshire Boulevard

Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of

Mercury General Corporation

Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the “Company”) will be held at the Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California on May 13, 2009 at 10:00 a.m., for the following purposes:

1.	To elect nine directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified; and

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

March 30, 2009

MERCURY GENERAL CORPORATION

4484 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 13, 2009, at the Wilshire Plaza Hotel, 3515 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first furnished to shareholders on or about March 30, 2009.

All shareholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted FOR the election of the Board of Directors’ nominees for director. Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Shareholders of record at the close of business on March 16, 2009 will be entitled to vote at the meeting. As of that date, 54,769,713 shares of common stock, without par value (“Common Stock”), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

VOTING

In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of an intention to cumulate votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee’s name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as the shareholder sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of the Board of Directors’ nominees. The proxy may not be voted for more than nine persons.

The Board of Directors recommends that shareholders vote FOR election of the nine directors named in this Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified (see page 4).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 16, 2009 by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) the executive officers and directors of the Company as a group. The Company believes that, except as otherwise noted, each individual has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
George Joseph Named Executive Officer and Director	18,804,099	(1)(2)	34.3%
Gloria Joseph	9,161,600	(1)(3)	16.7%
Barclays Global Investors, N.A.	3,286,322	(4)	6.0%
Gabriel Tirador Named Executive Officer and Director	77,105	(5)	*
Theodore Stalick Named Executive Officer	16,588	(5)	*
Allan Lubitz Named Executive Officer	5,000	(5)	*
Robert Houlihan Named Executive Officer	4,500	(5)	*
Michael D. Curtius Director and Executive Consultant	21,293	(5)	*
Nathan Bessin Director	7,500		*
Bruce A. Bunner Director	500		*
Richard E. Grayson Director	—		*
Martha E. Marcon Director	—		*
Donald P. Newell Director	12,700		*
Donald R. Spuehler Director	2,000		*
All Executive Officers and Directors	19,030,318	(5)	34.7%

*	Less than 1.0% of the outstanding Common Stock.
(1)	As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company’s Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933, as amended. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least 5% of the then outstanding shares of the Company’s Common Stock.
(2)	George Joseph’s business address is: Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 1,600 shares held in trust for the benefit of Mr. Joseph’s daughter over which Mr. Joseph maintains dispositive and voting power.
(3)	Gloria Joseph’s business address is: Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.
(4)

Based on a Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, N.A. and certain of its affiliates on February 5, 2009, indicating beneficial ownership as of December 31, 2008 of 3,286,322 shares of the Company’s common stock with the sole power to vote or direct the vote of 2,950,163 shares and the sole power to dispose or to direct the disposition of 3,286,322 shares. Barclays

Global Investors, N.A. reported sole voting power with respect to 731,831 shares and sole dispositive power with respect to 842,717 shares; Barclays Global Fund Advisors reported sole voting power with respect to 2,175,623 shares and sole dispositive power with respect to 2,376,618 shares; Barclays Global Investors, Ltd. reported sole voting power with respect to 41,863 shares and sole dispositive power with respect to 66,145 shares; Barclays Global Investors Canada Limited reported sole voting and dispositive power with respect to 842 shares; Barclays Global Investors Japan Limited reported sole voting and dispositive power with respect to 0 shares; Barclays Global Investors Australia Limited reported sole voting and dispositive power with respect to 0 shares; and Barclays Global Investors (Deutschland) AG reported sole voting and dispositive power with respect to 0 shares. The address of Barklays Global Investors, N.A. is 400 Howard Street, San Francisco, California 94105.

(5)	The table includes the following shares issuable upon exercise of options that are exercisable within 60 days from March 16, 2009: Gabriel Tirador, 50,000; Theodore Stalick, 15,000; Allan Lubitz, 5,000; Robert Houlihan, 2,500; Michael Curtius, 5,000; all executive officers and directors as a group 92,900. The table also includes shares owned by the ESOP feature of the Company’s profit sharing plan and allocated to the executive officers of the Company.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company.

In August 2008, the Board amended the Company’s Bylaws to increase the size of the Board from nine to ten directors and appointed Ms. Martha E. Marcon to fill the vacancy created by the amendment. In January 2009, Mr. Charles E. McClung retired from the Board. Following Mr. McClung’s retirement, the Board determined to amend the Company’s Bylaws to reduce the number of directors of the Company back to nine rather than to seek to fill the vacancy created by Mr. McClung’s resignation with a new director.

The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

The table below indicates the position with the Company, tenure as director and age of each nominee as of March 16, 2009.

Name	Position with the Company	Age	Director Since
George Joseph	Chairman of the Board	87	1961	(1)
Gabriel Tirador	President, Chief Executive Officer and Director	44	2003
Michael D. Curtius	Director and Executive Consultant	58	1996
Nathan Bessin	Director	83	1991
Bruce A. Bunner	Director	75	1991
Richard E. Grayson	Director	79	1985
Martha E. Marcon	Director	60	2008
Donald P. Newell	Director	71	1979	(1)
Donald R. Spuehler	Director	74	1985

(1)	Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

George Joseph, Chairman of the Board of Directors, has served as Chairman since 1961. He held the position of Chief Executive Officer of the Company for 45 years between 1961 and December 2006. He has more than 50 years experience in all phases of the property and casualty insurance business.

Gabriel Tirador, President and Chief Executive Officer of the Company, has served as Chief Executive Officer since January 1, 2007 and as President since October 2001. He was the Company’s Vice President and Chief Financial Officer from February 1998 until October 2001. From January 1997 to February 1998, he served as Vice President and Controller of the Automobile Club of Southern California. Prior to that, he served as the Company’s assistant controller from March 1994 to December 1996. Mr. Tirador has over 20 years experience in the property and casualty insurance industry and is a certified public accountant.

Michael D. Curtius served as President and Chief Operating Officer of the Company from May 1995 until October 2000. Since October 2000, Mr. Curtius has been employed by the Company as an executive consultant. He served as Vice President and Chief Claims Officer of the Company from October 1987 until May 1995.

Nathan Bessin has been a Senior Partner of J. Arthur Greenfield & Co., Certified Public Accountants, for more than five years.

Bruce A. Bunner has been retired since February 2002. From January 1996 to February 2002, Mr. Bunner was President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Royal & SunAlliance Group plc. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG LLP, Certified Public Accountants, from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California.

Richard E. Grayson has been retired since January 1995. Prior to January 1995, Mr. Grayson was Senior Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly held closed-end investment company.

Martha E. Marcon has been retired since January 2006. Prior to January 2006, Ms. Marcon was a partner of KPMG LLP in Los Angeles, California. Between January and April 2008, Ms. Marcon provided consulting services to KPMG LLP.

Donald P. Newell has been retired since May 2007. Between January 2001 and May 2007, Mr. Newell was Senior Vice President and General Counsel of SCPIE Holdings Inc., an insurance holding company. Prior to January 2001, Mr. Newell was a partner of the law firm of Latham & Watkins in San Diego, California.

Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O’Melveny & Myers in Los Angeles, California. Prior to February 1992, Mr. Spuehler was a partner of O’Melveny & Myers.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Company has adopted Corporate Governance Guidelines that outline the Company’s corporate governance policies and principles. The Company’s Corporate Governance Guidelines and its other corporate governance documents, including its Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating/Corporate Governance Committee Charter and Investment Committee Charter, are available, free of charge, on the Company’s website at www.mercuryinsurance.com under the “Investor Info” and “Corporate Governance” tabs. The Company will also provide copies of these documents, free of charge, to any shareholder upon written request to the Company’s Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence

New York Stock Exchange (“NYSE”) rules and regulations require listed companies to have a board of directors with a majority of independent directors. The Company’s Board of Directors currently consists of nine directors. The Board has determined that each of Nathan Bessin, Bruce A. Bunner, Richard E. Grayson, Martha E. Marcon, Donald P. Newell and Donald R. Spuehler has no material relationship with the Company

(either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” under NYSE listing standards. Of the remaining directors, Messrs. Joseph and Tirador currently serve as executive officers of the Company and Mr. Curtius is currently employed by the Company as an executive consultant.

To assist the Board in making its determination regarding director independence, the Board has adopted independence standards that conform to, or are more rigorous than, the independence requirements of the NYSE. In addition to evaluating each director against the Company’s Director Independence Standards, which are included in the Company’s Corporate Governance Guidelines available on the Company’s website noted above, the Board considers all relevant facts and circumstances in making its independence determination.

Board of Directors and Committees

The Board of Directors held four meetings during the last fiscal year and is scheduled to meet quarterly during the current fiscal year. In 2008, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are encouraged to attend in person each Annual Meeting of Shareholders. Five directors attended the Annual Meeting of Shareholders in 2008.

The Company has an Audit Committee established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The responsibilities of the Audit Committee include, among other things, selecting and engaging the Company’s independent auditors, reviewing the scope of audit engagements, reviewing comment letters of such auditors and management’s response thereto, approving professional services provided by such auditors, reviewing the independence of such auditors, reviewing any major accounting changes made or contemplated, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. The Audit Committee currently consists of Nathan Bessin, Martha E. Marcon, Donald P. Newell and Donald R. Spuehler, with Nathan Bessin acting as Chairman of this Committee. The Board of Directors has determined that each member of the Audit Committee is “independent” and meets the financial literacy requirements of the listing standards under the NYSE, that each member of the Audit Committee meets the enhanced independence standards established by the Securities and Exchange Commission (the “SEC”) and that each of Mr. Bessin and Ms. Marcon qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The Audit Committee held eight meetings in 2008.

The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of this Committee. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. The Compensation Committee held eight meetings in 2008. The responsibilities of the Compensation Committee include, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, by designing in consultation with management and evaluating the compensation plans, policies and programs of the Company with respect to such executive officers, and administering the Company’s stock option plan and Senior Executive Incentive Bonus Plan. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis for inclusion on the Company’s Proxy Statement. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the NYSE listing standards. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive compensation is provided below in “Executive Compensation” as part of the Compensation Discussion and Analysis and under the Summary Director Compensation Table.

The Company has a Nominating/Corporate Governance Committee currently consisting of Donald P. Newell, Nathan Bessin and Donald R. Spuehler, with Donald P. Newell acting as Chairman of this Committee. The Nominating/Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee held five meetings in 2008. The responsibilities of the Nominating/Corporate Governance Committee include, among other things, identifying and recommending to the Board of Directors qualified candidates for nomination as directors of the Company, developing and recommending to the Board of Directors corporate governance principles applicable to the Company, developing and overseeing the Company’s policy for review and approval of related party transactions and overseeing the evaluation of the Board of Directors and management of the Company. The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the NYSE listing standards.

The Company has an Investment Committee currently consisting of George Joseph, Gabriel Tirador and Richard E. Grayson, with Richard E. Grayson acting as Chairman of this Committee. The Investment Committee operates pursuant to a written charter adopted by the Board of Directors. The Investment Committee held four meetings in 2008. The responsibilities of the Investment Committee include, without limitation, developing, reviewing and recommending to the Board of Directors and monitoring management’s compliance with investment strategies and guidelines, selecting and monitoring the competence and performance of investment managers, monitoring compliance of the Company’s investment policies and practices with applicable legal and regulatory requirements, reviewing and approving investment transactions, reporting to the Board of Directors at least quarterly regarding the investment transactions made by the Company and the Company’s investment strategies and guidelines, and performing all other duties of the Board of Directors with respect to investment transactions made by the Company.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of its non-management directors, and at least annually schedules a meeting with only independent directors. In accordance with the Company’s corporate governance guidelines, Donald P. Newell, Chairman of the Nominating/Corporate Governance Committee, presides at these meetings. During 2008, the Board held four executive sessions of its non-management directors, including at least one such session with only independent directors.

Director Nomination Process

Director Qualifications. The Nominating/Corporate Governance Committee has established certain criteria as guidelines in considering nominations to the Company’s Board of Directors. The criteria include: (a) personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company’s industry and with relevant social policy concerns; (d) experience as a board member of another publicly held company; (e) academic expertise in an area of the Company’s operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating/Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating/Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Identification and Evaluation of Nominees for Directors. The Board of Directors believes that, based on the Nominating/Corporate Governance Committee’s knowledge of the Company’s corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating/Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Nominating/Corporate Governance Committee not to accept unsolicited nominations from shareholders. In making its nominations, the Nominating/Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating/ Corporate Governance Committee will generally poll the Board members and members of management for recommendations. The Nominating/Corporate Governance Committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Nominating/Corporate Governance Committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Each of the nominees for election as director at the 2009 Annual Meeting of Shareholders was elected at the Annual Meeting of Shareholders held in 2008, other than Ms. Marcon, who was appointed as a director in August 2008. Each of the nominees for election is recommended by the Nominating/Corporate Governance Committee to stand for reelection.

Communication with Directors

Shareholders and other interested parties may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Mercury General Corporation – Non-Management Directors, P.O. Box 36662, Los Angeles, California 90036. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics that applies to its officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a “code of business conduct and ethics” within the meaning of the NYSE listing standards. In the event the Company makes any amendments to, or grants any waivers of, a provision of its Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on its next periodic report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Overview

The Company’s executive compensation program is designed to be simple and clear and understandable to employees and investors. The Company seeks to attract, motivate and build the long-term commitment of talented executives and to reward and encourage activities that promote the achievement of premium growth while managing costs and losses to maximize underwriting income and ultimately increase shareholder value. The Company’s executive compensation program is administered, in the judgment of management, to tie total compensation to performance of the Company’s business, and to align executive officer incentives with creation of the shareholder value the Company seeks to achieve.

Pursuant to a standing resolution of the Board of Directors adopted on January 11, 1986, Mr. Joseph, then President and Chief Executive Officer of the Company, was given authority for hiring, promoting and establishing compensation for all executive officers other than himself, with the Compensation Committee being responsible for establishing compensation for Mr. Joseph. Since Mr. Tirador’s appointment as Chief Executive Officer of the Company in January 2007, the Compensation Committee has also had responsibility for establishing the compensation for Mr. Tirador. Mr. Joseph retains the authority to establish compensation for all other executive officers and, with Mr. Tirador, annually reviews compensation and responsibilities of all other executive officers.

The Company’s compensation program is designed to provide executive officers total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by the Compensation Committee with respect to Messrs. Joseph and Tirador and as determined by Messrs. Joseph and/or Tirador with respect to the other executive officers, based on their experience in the insurance industry and the Company’s continuing surveillance of industry and general business practice.

The Company’s executive compensation program and the total compensation provided to executive officers are reviewed by the Compensation Committee annually to ensure that the program is designed and operated to achieve those goals.

Components of Executive Compensation

The Company’s executive compensation program consists of base salary, annual cash bonuses, long-term incentives, and perquisites and benefits:

Base Salary. The Company provides base salary to provide a stable annual salary at a level consistent with individual contributions. Base salary for executive officers is determined on the date of hire and evaluated annually thereafter or on any material change of duties or position. The base salary of Mr. Joseph, executive Chairman of the Board, and Mr. Tirador, Chief Executive Officer, is determined on an annual calendar year basis by the Compensation Committee. Decisions regarding the base salary of the Chairman of the Board and Chief Executive Officer are reported to the Board of Directors at its first quarter meeting. In addition to cash compensation, both Mr. Joseph and Mr. Tirador receive director fees for their participation on the Board of Directors.

Pursuant to the standing resolution described above, Mr. Joseph, with the assistance of Mr. Tirador, establishes the base salary of other executive officers. Salary increases generally take into account the performance of the Company and the respective executive officer based on the subjective assessment of Messrs. Joseph and Tirador, as Chairman of the Board and President and Chief Executive Officer.

Annual Cash Bonuses. In addition to base salary, a substantial portion of total compensation for executive officers is provided through annual cash bonuses based on performance criteria for each recipient and for the Company as a whole. Performance-based cash bonuses are paid to the Company’s executive officers and other employees, other than certain employees in the Company’s investment department, from a single bonus pool that is created annually based on a percentage of the Company’s Underwriting Income, which is calculated as Earned Premiums less Losses and Loss Adjustment Expenses, Policy Acquisition Costs, and Other Operating Expenses (“Underwriting Income”) derived from the Company’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”). Cash bonuses awarded to certain employees in the Company’s investment department, including Christopher Graves, the Company’s Vice President and Chief Investment Officer, are based on the financial results of the portion of the Company’s investment portfolio under the applicable employee’s management.

Neither Mr. Joseph nor Mr. Tirador received a cash bonus for 2008 because performance targets under the Company’s Senior Executive Incentive Bonus Plan (the “Senior Plan”) were not met. In addition, Mr. Graves did not receive a cash bonus under the Senior Plan because performance targets under the Senior Plan were not met and due to the performance of the Company’s investment portfolio. In early 2008, the Compensation Committee established performance targets for bonuses to be awarded under the Senior Plan to Messrs. Joseph, Tirador and Graves. The Compensation Committee determined that bonuses awarded under the Senior Plan to Messrs. Joseph and Tirador would be based on a specified percentage of the Company’s Underwriting Income for 2008. For Mr. Graves, the Compensation Committee established performance targets under the Senior Plan based in part on the investment yield earned on the Company’s entire investment portfolio during 2008 and in part on the investment return earned on the portion of the Company’s investment portfolio invested in equity investments and managed by Mr. Graves in 2008 compared to the annual investment return of a benchmark index in 2008.

For 2008, the Company did not generate positive Underwriting Income, and as a result Messrs. Joseph and Tirador were not awarded a bonus. Although the investment yield on the Company’s entire investment portfolio did exceed the performance target established by the Compensation Committee, the investment return earned on the portion of the Company’s investment portfolio invested in equity investments and managed by Mr. Graves in 2008 fell short of the annual investment return of a benchmark index in 2008. Based on the overall performance of the Company’s investment portfolio, the Compensation Committee, with the acknowledgement of Mr. Graves, determined that Mr. Graves would not be awarded a cash bonus for 2008.

For 2009, the Compensation Committee has again selected Underwriting Income as the performance measure for the determination of bonus awards to Messrs. Joseph and Tirador because Underwriting Income is generally viewed as a key measure of the core profitability of property and casualty companies. The Compensation Committee has further determined that cash bonuses for Mr. Graves will again be determined by Messrs. Joseph and Tirador on a discretionary basis, as was the case prior to 2008.

Messrs. Joseph and Tirador determine the bonus awards granted to executive officers other than the Chairman of the Board and Chief Executive Officer. The bonus awards, which are paid from the bonus pool created from the Company’s Underwriting Income, are determined on a discretionary basis to reward executive officers for individual performance, successful attainment of goals established by Messrs. Joseph and Tirador, and the executive officer’s ability to manage his or her area of responsibility, including direct and indirect costs as the volume of business varies, turnover and morale of employees under the executive officer’s management, claims adjusting expenses and prevailing practice in the industry. In addition, Allan Lubitz, the Company’s Senior Vice President and Chief Information Officer, received a bonus as part of accepting employment with the Company, $75,000 of which was paid in 2008 and $150,000 of which will be paid in 2009, and Robert Houlihan, the Company’s Vice President and Chief Product Officer, received a bonus as part of accepting employment with the Company, $75,000 of which was paid in 2008 and $150,000 of which will be paid in 2009.

In addition to performance-based cash bonuses, each executive officer, along with all of the Company’s employees consistent with the Company’s historical practice, received an additional bonus in December 2008 equivalent to one-half-month’s salary.

Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under the Company’s 2005 Equity Incentive Award Plan (the “Plan”), which has been approved by shareholders. While stock options have been the dominant awards granted under the Plan, awards available under the Plan include a variety of stock-based compensation such as restricted stock, dividend equivalent awards, deferred stock awards, stock payment awards, stock appreciation rights and performance awards. The objective of granting long-term incentive awards under the Plan is to align executive officers’ interests with the longer term interests of shareholders. These awards, which are at risk and dependent on the creation of incremental shareholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the executive officer’s potential to make significant contributions to the Company and award levels at other similar companies.

With the exception of one grant of restricted stock (which was subsequently forfeited to the Company), the Company has granted only stock options under the Plan and its predecessor plan extending back to 1995. Option grants are recommended to the Compensation Committee by management, are considered and approved by the Compensation Committee in connection with the quarterly Board of Directors meetings and are granted on or about the date of the meeting at 100% of fair market value of Company stock on the date of grant, as defined in the Plan.

Other Benefit Programs. The Company’s executive compensation program also includes what it believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, the Company provides executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with its overall compensation philosophy and goals. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. The named executive officers are provided with the following additional personal benefits: all named executive officers are provided with company-owned automobiles, the Company makes additional payments on behalf of Messrs. Joseph and Tirador under its health and welfare benefits plans and the Company pays club dues on behalf of Mr. Joseph.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds $1,000,000 for the taxable year. The Company’s executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Conclusion

With compensation based on annual base salary, performance-based bonuses, long term equity incentives and participation in non-discriminatory profit sharing and employee benefits plans, the Company’s executive compensation plan avoids the more complex compensation practices used by some companies. There are no severance agreements covering any executive officers of the Company. No executive officers have change of control or “parachute” payments arrangements other than with respect to cash bonuses awarded and earned but unpaid on the date of a change of control. No loans or loan policy exists with respect to executive officers. There are no deferred compensation programs in effect aside from the qualified Section 401(k) plan and no supplemental executive retirement or similar plans exist for executive officers. While future events may dictate the addition of different or additional compensation methods, there is no present plan to change the simple compensation policy now in effect.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders.

The Compensation Committee

Donald R. Spuehler, Chair

Bruce A. Bunner

Richard E. Grayson

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers, the named executive officers, for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
George Joseph	2008	$850,000	$35,418	—	—	$81,269	$966,687
Chairman of the	2007	850,000	35,418	—	$832,512	70,269	1,788,199
Board	2006	800,000	33,335	—	899,208	42,979	1,775,522

Gabriel Tirador	2008	750,000	31,251	—	—	78,058	859,309
President, Chief	2007	650,000	27,084	—	693,760	67,012	1,437,856
Executive Officer and Director	2006	550,000	22,918	$96,825	749,340	54,027	1,473,110

Allan Lubitz (5)	2008	325,000	238,751	23,389	—	17,569	604,708
Senior Vice President and Chief Information Officer

Theodore Stalick	2008	475,656	20,345	49,376	—	15,439	560,816
Vice President and	2007	434,792	342,319	47,648	—	16,877	841,635
Chief Financial Officer	2006	362,500	187,667	29,783	—	16,431	596,381

Robert Houlihan (6)	2008	281,167	236,667	11,695	—	9,042	538,571
Vice President and	2007	28,637	—	—	—	—	—
Chief Product Officer

(1)	Represents the annual one-half-month’s bonus awarded to all employees of the Company plus awards to the named executive officers as determined by Messrs. Joseph and Tirador based on the individual officer’s performance, and for Messrs. Lubitz and Houlihan a signing bonus upon accepting employment with the Company.
(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of stock option awards granted in such fiscal year as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to the notes to the Company’s consolidated financial statements in its Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. Mr. Joseph has not been granted stock options.
(3)	Represents the awards to Messrs. Joseph and Tirador under the Company’s Senior Executive Incentive Bonus Plan described in more detail under “Senior Executive Incentive Bonus Plan” below.
(4)	See All Other Compensation table below.
(5)	Mr. Lubitz was appointed Senior Vice President and Chief Information Officer in January 2008.
(6)	Mr. Houlihan was appointed Vice President and Chief Product Officer in December 2007. Salary amount for 2007 reflects amount actually earned based on an annual salary of $280,000.

All Other Compensation

The following table describes each component of the All Other Compensation column of the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits (1)	Company Contributions to Retirement and 401(k) Plans		Total
George Joseph	2008	$81,269	—		$81,269
	2007	67,437	$2,832	(3)	70,269
	2006	39,928	3,051	(4)	42,979

Gabriel Tirador	2008	69,016	9,042	(2)	78,058
	2007	56,430	10,582	(3)	67,012
	2006	43,476	10,551	(4)	54,027

Allan Lubitz	2008	8,527	9,042	(2)	17,569

Theodore Stalick	2008	6,397	9,042	(2)	15,439
	2007	6,295	10,582	(3)	16,877
	2006	5,880	10,551	(4)	16,431

Robert Houlihan	2008	—	9,042	(2)	9,042
	2007	—	—		—

(1)	Represents for Mr. Joseph director’s fees of $32,000 in 2008 and $24,000 in 2007 and 2006, payments for health insurance of $8,818, $8,362 and $8,122 in 2008, 2007 and 2006, respectively, personal use of company automobile in the amount of $33,655, $29,765 and $5,286 in 2008, 2007 and 2006, respectively, and club dues of $6,796, $5,310 and $2,520 in 2008, 2007 and 2006, respectively; for Mr. Tirador director’s fees of $32,000 in 2008 and $24,000 in 2007 and 2006, payments for health insurance of $8,818, $8,362 and $8,122 in 2008, 2007 and 2006, respectively, personal use of company automobile in the amount of $28,148, $24,068 and $11,354 in 2008, 2007 and 2006, respectively, and a $50 incentive in 2008 for enrolling in the Company’s wellness program and completing a health risk assessment; for Mr. Lubitz payments for health insurance of $8,527; and for Mr. Stalick personal use of company automobile in the amount of $6,348, $6,295 and $5,880 in 2008, 2007 and 2006, respectively, and a $50 incentive in 2008 for enrolling in the Company’s wellness program and completing a health risk assessment.
(2)	Represents the Company’s matching contributions under a 401(k) option to the profit sharing plan for Messrs. Tirador, Lubitz, Stalick and Houlihan in the amount of $9,042.
(3)	Represents the Company’s contributions under its profit sharing plan for Company employees and the Company’s matching contributions under a 401(k) option to the profit sharing plan for Mr. Joseph in the amounts of $2,832 and $0, respectively; and for Messrs. Tirador and Stalick in the amounts of $2,832 and $7,750, respectively.
(4)	Represents the Company’s contributions under its profit sharing plan for Company employees and the Company’s matching contributions under a 401(k) option to the profit sharing plan for Mr. Joseph in the amounts of $3,051 and $0, respectively, and for Messrs. Tirador and Stalick in the amounts of $3,051 and $7,500, respectively.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named at the fiscal year ended December 31, 2008.

	Option Awards (1)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Gabriel Tirador	50,000	0	50,000	$41.56	10/26/2011

Allan Lubitz	0	20,000	20,000	47.61	02/13/2018

Theodore Stalick	5,000	0	5,000	41.56	10/26/2011
	4,500	3,000	7,500	51.43	10/29/2014
	4,000	16,000	20,000	54.93	08/03/2017

Robert Houlihan	0	10,000	10,000	47.61	02/13/2018

(1)	All options listed above become exercisable in five equal installments on the first through fifth anniversary of the grant date for grants occurring prior to January 1, 2008 and in four equal installments on the first through fourth anniversary of the grant date for grants occurring on or after January 1, 2008.

Option Exercises and Stock Vested in Fiscal 2008

The following table includes certain information with respect to the options exercised by the named executive officers during the fiscal year ended December 31, 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Theodore Stalick(1)	6,000	$60,615

(1)	On May 21, 2008, Mr. Stalick exercised options to purchase 1,000 shares of the Company’s common stock with an exercise price of $29.77 per share and options to purchase 5,000 shares of the Company’s common stock with an exercise price of $42.31 per share

Equity Compensation Plan Information

As of December 31, 2008, the Company had compensation plans under which equity securities were authorized for issuance, aggregated as follows:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	531,445	$47.79	5,072,000
Equity compensation plans not approved by security holders	—	—	—
Total	531,445	$47.79	5,072,000

Summary Director Compensation Table

The table below summarizes the compensation paid by the Company for the fiscal year ended December 31, 2008 to directors other than Messrs. Joseph and Tirador, whose director compensation is disclosed above in the “All Other Compensation Table.”

Name	Fees Earned or Paid in Cash (1)	All Other Compensation		Total
Nathan Bessin	$61,000	—		$61,000
Bruce A. Bunner	35,000	—		35,000
Michael Curtius	32,000	$289,305	(2)	321,305
Richard E. Grayson	41,000	—		41,000
Martha E. Marcon	12,000	—		12,000
Charles E. McClung	32,000	—		32,000
Donald P. Newell	62,000	—		62,000
Donald R. Spuehler	50,500	—		50,500

(1)	For 2008, each of the Company’s non-employee directors received a $4,000 quarterly retainer and $4,000 for each board of directors meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings. In addition, members of Board committees receive additional compensation for service on Board committees. The chair of the Audit Committee received an annual retainer of $4,000 and $3,500 per Audit Committee meeting attended in person, and each member of the Audit Committee received $2,500 per Audit Committee meeting attended in person. The chair of the Compensation Committee received an annual retainer of $2,500 and members of the Compensation Committee received $500 per meeting attended (other than meetings held on the date of meetings of the entire Board of Directors). The chair of the Nominating/Corporate Governance Committee received an annual retainer of $1,500 and $1,500 per meeting attended, and each other member of the Nominating/Corporate Governance Committee received $1,000 per meeting attended in person plus, in each case, reimbursement of their out-of-pocket expenses incurred in attending such meetings. Each member of the Investment Committee received $1,500 per meeting attended in person. The lead independent director received an annual retainer of $10,000.
(2)	Mr. Curtius is employed by the Company as an Executive Consultant, and the amount presented reflects compensation paid to or earned by Mr. Curtius during 2008.

In accordance with the Company’s Corporate Governance Guidelines, the Company’s senior management annually reports to the Compensation Committee regarding the status of the Company’s non-employee director compensation, including consideration of direct and indirect forms of compensation to the non-employee directors such as charitable contributions by the Company to organizations in which a non-employee director is involved. Following its review of the report, the Compensation Committee recommends any changes in non-employee director compensation to the Chairman of the Board. Any changes in non-employee director compensation are considered and approved by the Board of Directors after a full discussion.

Senior Executive Incentive Bonus Plan

The Company’s Board of Directors adopted a Senior Executive Incentive Bonus Plan (the “Senior Plan”) on March 23, 1998 and reapproved the Senior Plan on January 31, 2003 and February 8, 2008. The Company’s shareholders approved the Senior Plan at Annual Meetings of Shareholders held on May 13, 1998, May 14, 2003 and May 13, 2008. Under the Senior Plan, designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the incentives of such executives to those of the Company and its shareholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. Messrs. Joseph, Tirador and Graves were the only participants in 2008 although no bonuses were awarded under the Senior Plan for 2008.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the fiscal year 2008, Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson were members of the Compensation Committee, with Donald R. Spuehler acting as Chairman of the Committee. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2008.

RELATED PERSON TRANSACTIONS

Related Party Transaction Approval Policy

The Board of Directors recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interest of the Company. Accordingly, the Board has adopted a policy and procedures for the review, approval and ratification of such transactions. For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that is reportable under the Securities and Exchange Commission’s rules regarding related party transactions.

Under this policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interest of the Company. The policy provides for the Nominating/ Corporate Governance Committee to review and approve a transaction involving a director, the CEO or 5% shareholder, and for the CEO to review and approve a transaction involving any executive officer (other than the CEO and any executive who is also a director). Notice of a decision by the CEO to approve a related party transaction should be sent to the Nominating/Corporate Governance Committee prior to finalizing the transaction, which may seek more information or call a meeting to review the transaction in greater detail. If a director or executive officer becomes aware of a transaction that should have been but was not approved in advance under this policy, he or she should report the transaction to whomever would have approved the transaction had it been submitted for advance approval. If the transaction is ongoing and revocable, it should be reviewed to determine whether ratification or other action should be taken. If the transaction is completed and not revocable, it should be evaluated to determine if any mitigation or other action should be taken. The Company’s related party transaction policy also provides that certain transactions that meet the criteria set forth in the policy have standing pre-approval.

Management is expected to report to the Nominating/Corporate Governance Committee any transaction with a related party that is not covered by this policy because it is not reportable under the SEC rules or that involves employment of an immediate family member not reported to the Nominating/Corporate Governance Committee in advance as described above.

Certain Relationships and Related Person Transactions

Ellen Joseph, the daughter of George Joseph, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency. In 2008, the Company paid commissions to that agency in accordance with the Company’s standard agency contract of $1,050,107. Louise Toney, George Joseph’s sister, acts as manager for the agency and receives as compensation a portion of those commissions. On February 29, 2008, the agency was acquired by George Toney, Mr. Joseph’s nephew.

Charles E. McClung, a director of the Company during 2008, is the chairman of the board of directors of McClung Insurance Agency, Inc., which has been an independent agent of the Company since 1962. Mr. McClung’s son, Thomas McClung, is the President and principal shareholder of McClung Insurance Agency, Inc. In 2008, the Company paid commissions to that agency of $731,485.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Mercury General Corporation Board of Directors is composed of four independent directors as required by the listing standards of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Nathan Bessin (Chair), Martha E. Marcon, Donald P. Newell and Donald R. Spuehler.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of financial information systems design and other non-audit services by the independent accountants is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

February 27, 2009

The Audit Committee

Nathan Bessin, Chair

Donald R. Spuehler

Donald P. Newell

Martha E. Marcon

Audit Fees for Fiscal 2007 and 2008

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent accountants, for the fiscal years ended December 31, 2007 and 2008 are as follows:

	2008	2007
Audit Fees (1)	$1,446,259	$1,869,504
Audit-Related Fees (2)	—	4,725
Tax Fees	—	—
All Other Fees (3)	4,378	769

(1)	Audit Fees consist of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, as amended, and Annual Report to Shareholders, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services in connection with the Company’s insurance subsidiaries’ statutory and regulatory financial statement filings for those fiscal years. Audit Fees also include the audit of internal control over financial reporting.
(2)	Audit-Related Fees consist primarily of fees associated with services related to SEC comment letters received by the Company and miscellaneous administrative services in connection with the Company’s regulatory filing requirements in 2007.
(3)	All Other Fees consist of Department of Insurance review of workpapers related to regulatory examinations.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP, and has concluded that the provision of such services is compatible with maintaining the independence of the Company’s auditors.

Representatives of KPMG LLP will be present at the Annual Meeting, will be available to respond to questions and may make a statement if they so desire.

Selection of Independent Auditors

The Audit Committee is responsible to select the independent auditors to audit the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee selected KPMG LLP during 2008 as independent auditors for that year, and has selected KPMG LLP to review the interim financial statements of the Company for the first three quarters of 2009. The Audit Committee expects to select the independent auditors of the Company’s annual financial statements for 2009 during the next few months, as part of its normal selection process.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. The Audit Committee has pre-approved certain non-audit services below established dollar threshold amounts. Additional non-audit services, or provision of non-audit services in excess of the threshold amounts, require separate pre-approval. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services in excess of the threshold amounts and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company’s equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the SEC by a specified date his or her transactions in the Company’s securities. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2008 fiscal year, which came to the Company’s attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. No reporting person of the Company made a late filing under Section 16(a) for transactions occurring in fiscal year 2008. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and a representation that such reports accurately reflect all reportable transactions as holdings.

SHAREHOLDER PROPOSALS

Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by the Secretary of the Company not later than November 30, 2009, and any proposal of a shareholder submitted outside the processes of Rule 14a-8 must be received by the Company not later than January 13, 2010 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

ANNUAL REPORTS

Copies of the Company’s Annual Report on Form 10-K, as amended on Form 10-K/A, filed with the Securities and Exchange Commission are available, without charge, upon written or faxed request to: Theodore Stalick, Chief Financial Officer, Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010 (fax: (323) 857-4923).

The Company’s Annual Report to Shareholders is being provided with the Proxy Statement to shareholders of record on March 16, 2009. Upon request, the Company will furnish the Annual Report to any shareholder.

BY ORDER OF THE BOARD OF DIRECTORS,

Judy A. Walters, Secretary

Los Angeles, California

March 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

MERCURY GENERAL CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MERCURY GENERAL CORPORATION

The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the “Company”) hereby constitutes and appoints George Joseph, Gabriel Tirador and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 13, 2009, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed.

ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company’s Profit Sharing Plan, I Instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy by May 11, 2009 at midnight, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares. I also understand that my vote will be held in the strictest confidence by State Street Bank & Trust, as Trustee for Mercury General Corporation ESOP Plan. ESOP participants in the plan may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph, and cannot be voted at the meeting.

The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Please sign and date on reverse side)

4484 WILSHIRE BLVD LOS ANGELES, CA 90010

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Mercury General Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mercury General Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MERGC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCURY GENERAL CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors

PROPOSAL 1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:
01)	George Joseph	06)	Bruce A. Bunner
02)	Martha E. Marcon	07)	Nathan Bessin
03)	Donald R. Spuehler	08)	Michael D. Curtius
04)	Richard E. Grayson	09)	Gabriel Tirador
05)	Donald P. Newell

Important: Please sign exactly as your name appears on the Company’s Common Stock Certificate as set forth above. When signing as Attorney, Executor, Administrator, Trustee, Guardian or otherwise, give you full title as such. Each joint tenant should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date